EXHIBIT 10.14

Iberdrola Renewables Holdings Inc

Iberdrola S.A.

and

Bank Mendes Gans N.V.

Accession Agreement

September 16, 2011

ACCESSION AGREEMENT

This Agreement is made this 16th day of September 2011 between:

(1)	Iberdrola Renewables Holdings Inc, a company incorporated under the laws of the State of Delaware, United States of America, with its registered office and place of business at 1125 NW Couch Street Suite 700, Portland, OR, 97209, United States of America (the “New Customer”);

(2)	Iberdrola S.A., a company incorporated under the laws of Spain, with its registered office and place of business at C/Menorca 19, Planta 13, Valencia, 46023, Spain (the “Principal Customer”);

and

(3)	Bank Mendes Gans N.V., a company limited by shares incorporated under the laws of The Netherlands, with its registered office and place of business at Herengracht 619, 1017 CE Amsterdam, The Netherlands (the “Bank”);

WHEREAS:

(A)	the New Customer forms part of the same group of companies as the Principal Customer and the Customers referred to in the Cash Pooling Agreement dated November 20, 2009, a copy of which is attached to this Agreement (the “Cash Pooling Agreement”);

(B)	pursuant to Clause 14 of the Cash Pooling Agreement the New Customer wishes to become a party to the Cash Pooling Agreement,

IT IS AGREED AS FOLLOWS:

1.	Terms defined in the Cash Pooling Agreement shall have the same meanings when used in this Agreement.

2.	The New Customer hereby becomes a party to the Cash Pooling Agreement and as from the date of the execution of this Agreement the term Customers shall include the New Customer.

3.	The Principal Customer hereby unconditionally and irrevocably guarantees to and in favor of the Bank the Secured Liabilities of the New Customer.

4.	As security for the payment of the Secured Liabilities, the New Customer hereby pledges to the Bank, by way of a first ranking right of pledge any and all present and future claims of the New Customer on the Bank arising under or in connection with the Accounts.

5.	By way of the execution of this Agreement the Bank acknowledges that it has been notified of the pledge made.

6.	New Customer hereby expressly authorizes accordingly and in the same manner and to the same effect as set out in Clauses 5.3 and 5.4 of the Cash Pooling Agreement, each of the Principal Customer, the Cash Pooling Coordinator and the Bank respectively.

7.	Clause 19 of the Cash Pooling Agreement shall mutatis mutandis apply to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the first date above written.

Bank Mendes Gans N.V.

/s/ R.M. Kors	/s/ F. Veerman
R.M. Kors	F. Veerman
Executive Vice President	Director

Iberdrola S.A.

/s/ Jon Barrondo Arechaga	/s/ Javier Julio Pastor Zuazaga
signed by:	signed by:
title:	title:

Iberdrola Renewables Holdings Inc

/s/ Clay Coleman	/s/ Trevor I. Mihalik
Clay S. Coleman	Trevor I. Mihalik
title: Authorized Representative	SVP Finance

Iberdrola Renovables S.A.

the other Customers

and

Bank Mendes Gans N.V.

Cash Pooling Agreement

November 20, 2009

CASH POOLING AGREEMENT

This Agreement is made this 20th day of November 2009 between:

(1)	(a)	Iberdrola Renovables S.A., a company incorporated under the laws of Spain, with its registered office and place of business at C/Menorca 19, Planta 13, Valencia, 46023, Spain (the “Principal Customer”):

	(b)	Rokas Construcions, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(c)	Rokas Aeoliki Viotia, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(d)	Rokas Aeoliki Evia, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(e)	Rokas Aeoliki, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizarciou Str, Halandri, Athens, 15233, Greece;

	(f)	Rokas Aeoliki Kriti, S.A., a company incorporated under the laws of Greece with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(g)	Rokas Aeoliki Zarakes, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(h)	Energiaki Alogorachis Anonimi Eteria, a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(i)	Rokas Iliaki II, Ltd, a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

	(j)	C. Rokas, S.A., a company incorporated under the laws of Greece, with its registered office and place of business at 3 Rizareiou Str, Halandri, Athens, 15233, Greece;

(together with the Principal Customer referred to as the “Customers”):

and

(2)	Bank Mendes Gans N.V., a company limited by shares incorporated under the laws of The Netherlands, with its registered office and place of business at Herengracht 619, 1017 CE Amsterdam, The Netherlands (the “Bank”);

WHEREAS:

(A)	the Customers have requested the Bank to apply a set-off system for the calculation of interest with respect to debit balances and credit balances in bank accounts with the Bank (the “Set-Off System”);

(B)	in relation to the Set-Off System, the Principal Customer have requested the Bank to apply a sweeping arrangement for the sweeping of balances in bank accounts with banks in various jurisdictions (the “Sweeping Arrangement”);

(C)	the Customers have further requested the Bank to offer browser based banking services through the Bank’s browser based communication channel “Megabank”;

(D)	the Bank is prepared to apply the Set-Off System, the browser based banking services through Megabank and the Sweeping Arrangement on the following terms and conditions,

IT IS AGREED AS FOLLOWS:

1.	Definitions and Interpretation

1.1	Unless the context otherwise requires, in this Agreement the following terms shall have the following meanings:

“Accession Agreement”: the Agreement in the form attached as the Exhibit by way of which a New Customer may become a party to this Agreement;

“Accounts”: the bank accounts held with the Bank in the name of the Customers, which shall be denominated in such currencies as each of the Customer shall elect, provided such currencies shall at all times be freely convertible into USD;

“Business Day”: a day on which banks are open for business in Amsterdam, The Netherlands;

“Cash Pooling Coordinator”: the cash pooling coordinator appointed by the Principal Customer for the purposes of the operation of the Set-Off System and the Sweeping Operations;

“Electronic Banking Conditions”: the general terms and conditions applicable to any Megabank services or any other electronic services rendered by the Bank to the Customers;

“Local Accounts”: the bank accounts in the name of the Customers with the Local Banks, which shall be denominated in such currencies as the Customers shall elect, provided such currencies shall at all times be freely convertible into EUR;

“Local Bank Agreement”: the contractual arrangement signed between the Bank, a Customer and the relevant Local Bank in which the relationship between the Bank, the Customer and the Local Bank is set out;

“Local Banks”: the banks with which the Local Accounts shall be held;

“Maximum Sweeping Amount”: the maximum amount to be swept to cover a debit position of the Customer in the Local Account;

“Megabank Operating Instructions”: the browser based banking operating instructions in respect of any Megabank services of the Bank which form an integral part of the Operating Manual and which apply to any Megabank services rendered by the Bank to the Customers under the terms of this Agreement;

“Megabank services”: the browser based banking services rendered by the Bank to the Customers by means of the browser based communication channel “Megabank”, security software, security calculators or tokens, user-ID and password options, or any other means designated by the Bank, which services may include payment and reporting services and multibank reporting services, as set out in the Operating Manual;

“New Customers”: the group companies of the Principal Customer which may become a party to this Agreement pursuant to an Accession Agreement;

“Operating Manual”: the operating manual of the Bank attached as Schedule 1 inclusive of any Megabank Operating Instructions and Sweeping Instructions on the basis of which the Set-Off System and any Megabank services shall be operated;

“Overall Balance”: the overall balance of each of the Accounts translated into EUR;

“Secured Liabilities”: any and all present and future obligations and liabilities of each of the Customers to the Bank arising under or in connection with the Accounts;

“Set-Off Date”: the third Business Day of each calendar month on which the interest shall be re-calculated as more particularly described in Clause 4.1;

“Sweeping Letter”: the contractual arrangement signed between the Bank and a Customer in which the relationship between the Bank and the Customer is set out;

“Sweeping Operations”: the services provided by the Bank under the Sweeping Arrangement as more particularly described in Clause 6.1;

“Sweeping Procedure Agreement”; the contractual arrangement by means of either a Local Bank Agreement or a Sweeping Letter in which the details of the Sweeping Operations per Customer and the relevant Local Account are set out;

“S.W.I.F.T.”: Society for Worldwide Interbank Financial Telecommunication s.c., a society which provides for a worldwide communications network service for its members subject to standardised contractual terms and conditions;

“Target Balance”: the target amount in the Local Account, as agreed under the Sweeping Procedure Agreement, to be reached as a result of the sweeping services under this Agreement;

“Third Party Bank”: any bank of good standing, other than Bank Mendes Gans N.V., where a Customer holds a bank account in its name; and

“Trigger Amount”: the minimum required amount in the Local Account, whether debit or credit, as agreed under the Sweeping Procedure Agreement, to initiate the sweeping services under this Agreement.

1.2	In this Agreement clause headings are inserted for convenience only and shall not affect the construction of this Agreement.

2.	Accounts and Local Bank Accounts

2.1	At the request of the Principal Customer the Bank shall open one or more Accounts for each of the Customers.

2.2	The Accounts may show balances to the credit and to the debit of the Customers, provided the Overall Balance shall at all times show a zero or a credit balance and that any debit balances allowed in the Accounts shall be on a daily revocable basis.

2.3	Each of the Customers has opened one or more Local Accounts with one or more Local Banks.

2.4	It is a requirement for any Sweeping Arrangement to be established that the Customer, its Local Bank and the Bank shall enter into a Sweeping Procedure Agreement arranging for the set up of the Sweeping Operations under this Agreement with any Local Bank. Any Sweeping Arrangement or Sweeping Operations shall at all times be subject to Clause 2.2 above.

2.5	In the Sweeping Procedure Agreement the Maximum Sweeping Amounts (subject to Clause 2.7) and the Trigger Amount and Target Balances of the Customers shall be agreed upon.

2.6	The Bank may change or revoke the Maximum Sweeping Amounts of the Customers, after previous agreement of the Principal Customer.

2.7	Each of the Customers acknowledges that under the Sweeping Arrangement any payment orders in relation to the Local Accounts are to be given prior to such times on each Business Day as shall be set out in the Sweeping Procedure Agreement.

3.	Interest

Interest shall accrue from day to day on credit balances and debit balances in the Accounts at the rate of (a) the Bank’s base rate for the relevant currency minus 0% over credit balances in the Accounts and (b) the Bank’s base rate for the relevant currency plus 0.95% over debit balances in the Accounts and shall be booked to each of the Accounts monthly in arrears on the next succeeding Set-Off Date.

4.	Set-Off System

4.1	On each Set-Off Date the interest calculated pursuant to Clause 3 shall be re-calculated as follows for each day of the previous calendar month:

(a)	for each day the Overall Balance shall be positive the interest over debit balances in the Accounts shall be re-calculated on the basis of the interest rate referred to in Clause 3 applicable to credit balances in the Accounts;

(b)	without prejudice to Clause 2.2, for each day the Overall Balance shall be negative the interest over credit balances in the Accounts shall be recalculated on the basis of the interest rate referred to in Clause 3 applicable to debit balances in the Accounts,

4.2	The balance of the interest calculated pursuant to Clause 3 and the interest recalculated pursuant to Clause 4.1, shall be booked by the Bank to an Account designated by the Cash Pooling Coordinator.

5.	Operating Procedure for Set-Off System, Megabank services and Sweeping Operations

5.1	The Set-Off System, Megabank services and Sweeping Operations shall be operated on the basis of the Operating Manual and each of the Customers shall at all times comply with the procedures set out in the Operating Manual and with any technical and security requirements set by the Bank for rendering the Megabank services.

5.2	For the purposes of this Agreement the Principal Customer shall appoint a Cash Pooling Coordinator and the Bank may at all times rely on any of the instructions given or information obtained from the Cash Pooling Coordinator.

5.3	Each of the Customers hereby expressly authorizes the Principal Customer and the Cash Pooling Coordinator to examine balances and full transaction information of each of its Accounts, and of its Local Accounts designated by it in writing to the Bank, which shall at any time be included in the Payment and Reporting services and/or Multibank reporting services.

5.4	Each of the Customers hereby expressly authorizes the Bank to receive, process and to make available in Megabank to each of the authorized Customers individually with respect to their own Accounts and their own designated Local Accounts, and to the Principal Customer and the Cash Pooling Coordinator collectively with respect to any and all Accounts and any and all designated Local Accounts, any balances and full transaction information of the Accounts and designated Local Accounts, subject to Clause 5.5 below, for the purposes of rendering the Payment and Reporting services and Multibank reporting services pursuant to this Agreement.

5.5

Each Customer shall request its Local Bank in writing to report balances and full transaction information of the Customer’s Local Account(s) designated by it and held with such Local Bank, to the Bank on a daily basis, substantially in the form as set out in

Schedule 2 to this Agreement. The Bank may act upon such authorization until it has received prior written notice of the Customer’s revocation of such authorization with respect to any such designated accounts.

6.	Sweeping Operations

6.1	Under this Agreement on each such Business Day the Bank shall perform the following services:

(a)	in accordance with the Sweeping Procedure Agreement, on each designated Business Day the Bank shall obtain information from the Local Banks as to the debit positions and credit positions of the Customers in the Local Accounts;

(b)	in case any of the Local Accounts shows a credit position in excess of the applicable Trigger Amount on any such Business Day as set out in the Sweeping Procedure Agreement, the Bank shall issue a payment request in order to debit the relevant Local Account up to the applicable Target Balance; and

(c)	in case any of the Local Accounts shows a debit position in excess of the applicable Trigger Amount on any such Business Day, the Bank shall make a payment in the relevant Local Account equal to the amount required to correspond to the applicable Target Balance, provided that the applicable Maximum Sweeping Amount shall not be exceeded.

6.2	In respect of the positions in the Local Accounts the Bank may at all times rely on the information provided by or obtained from the Local Banks.

7.	Guarantee

7.1	The Principal Customer hereby unconditionally and irrevocably guarantees to and in favor of the Bank the payment by the other Customers of the Secured Liabilities and agrees to pay, upon receipt of the Bank’s written request for payment, provided that such request is duly signed by the Bank and indicates the exact amount of the credit balances and the debit balances due as per the date of making a request for payment the same to the Bank, within 10 (ten) calendar days from the date of receipt of such request, up to an amount in aggregate not exceeding EUR 200,000,000 (two hundred million euros).

7.2	The Bank and the Principal Customer agree that Clause 7.1 is valid only as long as the Principal Customer has a valid guarantee from ING Bank N.V. that will pertain to this Agreement. The Bank and the Principal Customer further agree that the Bank has the right to adjust its payment procedure (as described in Clause 18.3 of this Agreement), without prejudice to 18.3, in case Clause 7.1 is not valid.

8.	Collateral

8.1	As security for the payment of the Secured Liabilities each of the Customers hereby pledges to the Bank, by way of a first ranking right of pledge, any and all present and future claims of the Customers on the Bank arising from or in connection with the Accounts.

8.2	By way of the execution of this Agreement the Bank acknowledges that it has been notified of the pledge made.

9.	Set-Off/Enforcement

9.1	Each of the Customers which will at any time have debit balances in the Accounts, may set off any amounts due to the Bank arising from or in connection with the Accounts, with any amounts due by the Bank to each of the Customers which will at any time have credit balances in the Accounts arising from or in connection with the Accounts.

9.2	When it wishes to receive payment of the Secured Liabilities, the Bank shall first revoke any debit balances in the Accounts and any such debit balances shall be paid by the Customers concerned. Subsequently the Bank shall seek recourse against the credit balances in the Accounts that are pledged to the Bank pursuant to Clause 8. If the enforcement of the Bank’s claim against the collateral referred to in Clause 8 is insufficient to cover such Secured Liabilities, the Bank may immediately exercise its rights under the guarantee provided by the Principal Customer pursuant to Clause 7.

10.	Payments

10.1	Any and all payments to be made by the Customers to the Bank shall – save for Clause 9.1 - be made without set-off, counterclaim or withholding on any account whatsoever.

10.2	If a date on which any payment shall have to be made under this Agreement shall not be a Business Day, such payment shall be made the next succeeding Business Day.

11.	Currency Translation

The translation of the currencies in which the Accounts are denominated into EUR for the purpose of the calculation of the Overall Balance on any Business Day, shall be made on the basis of the foreign exchange reference rates of the European Central Bank at 2.15 p.m. on the previous Business Day, as from time to time published on Reuters Screen ECB37 or any such screen as shall from time to time replace Reuters Screen ECB37.

12.	Representations and Warranties

12.1	Each of the Customers hereby represents and warrants to the Bank that:

(a)	it is a company duly incorporated and existing under the laws of the jurisdiction of its incorporation;

(b)	it has the corporate power and authority to enter into this Agreement and to perform its obligations thereunder;

(c)	it has taken all required corporate action for the entering into this Agreement;

(d)	this Agreement is enforceable against it in accordance with its terms; and

(e)	no approvals or other authorisations are required under the laws of the jurisdiction of its incorporation in relation to the entering into this Agreement.

12.2	The representations and warranties are deemed to be repeated on each Set-Off Date.

13.	Fees

13.1	The Principal Customer shall pay the Bank the following implementation fees which fees shall be booked to the Account of the Principal Customer:

Implementation fees	Fee in Euro
One-off Set-Off System and Megabank services set-up fee*
- to cover the complete set-up of the cash pool and Megabank services inclusive of two security tokens per Customer:	EUR 10,000

Setting up Sweeping Arrangements with Local Banks
- One-off fee per Local Bank:	Included

*	The fee will be booked to the Account of the Principal Customer in five annual charges of EUR 2,000, provided that this Agreement is still valid during this time.

13.2	The monthly fees for the services provided by the Bank under this Agreement shall be the following, and shall be booked to the Account of the Principal Customer monthly in arrears:

Monthly services fees	Fee in Euro
Set-Off System (cash pooling) services

Number of Customers:
01 – 08	EUR 200.00
(fee per Customer, for the first 8 Customers)

09- 16	EUR 175.00
(fee per Customer, for the second 8 Customers)

17- 24	EUR 150.00
(fee per Customer, for the third 8 Customers)

> 25 Customers	To be negotiated

Multibank reporting services
- monthly system fee:	EUR 100.00

Sweeping services
- Monthly fixed fee per Local Account connected to system:	Included

13.3	In addition to the implementation and monthly services fees referred to in Clauses 13.1 and 13.2 the Principal Customer shall pay the Bank the following item fees which fees shall be booked to the Account of the Principal Customer monthly in arrears:

Item fees	Fee in Euro
Set-Off System (cash pooling) services
- for incoming urgent transfers:	EUR6
- for outgoing urgent transfers:	EUR8
- booktransfers:	EUR2

Multibank reporting services
- for sending electronic Account statements to Third Party Banks per destination per Account per month:	EUR 25
- for reporting Third Party Bank account statements per Third Party Bank account per month:	EUR 2,50

13.4	The first two security tokens for Megabank services per Customer shall be included in the Megabank services set up fee, as set out in Clause 13.1 above. Each additional token or each replacement token shall be charged against a fee of EUR 100.00 per token. Other fees for Megabank services, if any, shall be agreed upon separately in writing from time to time between the Principal Customer and the Bank.

13.5	In addition, the Customer shall pay a handling fee of EUR 50.00 for each interest claim issued by the Bank. The handling fee will be on top of the interest claimed by the Bank. The Bank will not apply any handling fee in case the origin of the error was caused by the Bank.

13.6	Furthermore the Customer shall pay an item fee of EUR 100.00 per requested Standard Bank Confirmation.

13.7	The Bank shall have the right to adjust its prices, charges or other fees in connection with this Agreement, as reasonably appropriate from time to time, after consultation and upon agreement with the Principal Customer.

14.	New Customers

14.1	In anticipation of such event each of the Customers hereby agrees to New Customers becoming a party to this Agreement, which shall be effected by way of the execution of Accession Agreements.

14.2	Each of the Customers hereby irrevocably authorises the Principal Customer to execute Accession Agreements in their name and on their behalf and upon the execution of Accession Agreements any of the New Customers shall be Customers.

15.

15.1	This Agreement is entered into for an indefinite term and may be terminated at any time by the Bank and each of the Customers, provided that Clauses 3, 7, 8, 9, 10, 11, 16, 17, 18 and 19 shall survive the termination of this Agreement and shall continue in full force and effect until all of the Secured Liabilities shall have been fully discharged.

16.	Waiver-Subordination

16.1	Each of the Customers hereby expressly waives and renounces any and all rights, privileges and defenses conferred upon joint and several (co-)debtors, pledgors, guarantors, sureties and other parties providing security under Netherlands law or any other applicable law.

16.2	If and to the extent that it would be entitled to any recourse on any of the other Customers or to any subrogation in the rights of the Bank towards the other Customers resulting from any payment by it to the Bank under or in connection with this Agreement, each of the Customers shall not enforce any such right of recourse or any rights under or resulting from such subrogation and, accordingly, all such rights and claims shall be subordinated to the Secured Liabilities.

17.	Notices

Any and all notices required to be made under this Agreement shall be made in writing to the following addresses:

To the Customers:

Iberdrola Renovables S.A.

Attn. Mr. Jon Barrondo Arcchaga

C/Gardoki 8.

48008 Bilbao

Vizcaya

Spain

Phone: +34 94 466 4716/+34 620 267 640

e-mail: jbarrondo@iberdrola.es

To the Bank:

Bank Mendes Gans N.V.

Attn.: Mr. Ferry Veerman

Herengracht 619,1017 CE

P.O. Box 198,1000 AD

Amsterdam

The Netherlands

Phone: +31 20 5235 355

Email: Ferry.Veerman@mendesgans.nl

18.	Miscellaneous

18.1

Unless expressly provided otherwise in this Agreement, this Agreement and any of the services to be rendered by the Bank under this Agreement shall be subject to the General Banking Conditions and the Electronic Banking Conditions as published on the Bank’s internet site (www.mendesgans.nl). The General Banking Conditions are filed by the

Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) at the Registrar’s office of the District Court of Amsterdam on July 27, 2009. (For more information and explanatory notes to the General Banking Conditions 2009 that contain basic rules for all transactions between the Customer and the Bank; www.nvb.nl). By execution of this Agreement, each of the Customers hereby expressly acknowledges and confirms to have read and agrees to the contents of the aforementioned General Banking Conditions and the Electronic Banking Conditions. If there is a discrepancy between the terms of this Agreement, the General Banking Conditions and the Electronic Banking Conditions, the terms of this Agreement shall prevail, as provided in Article 1 of the General Banking Conditions and Article 2.1 of the Electronic Banking Conditions.

18.2	The Principal Customer hereby indemnifies the Bank for and against any and all claims of the other Customers against the Bank arising under or in connection with the services rendered by the Bank under this Agreement.

18.3	The continuation of this Agreement shall be subject to an assessment of the financial standing of the Principal Customer by the Bank according to its risk management policies, at any such lime the Bank considers necessary, and upon such assessment the Bank may forthwith set conditions on the continuation of this Agreement in consultation with the Principal Customer and the Bank shall be entitled to adjust its payment procedure and only execute outgoing payments if the Overall Balance of all of the Accounts with the Banks show sufficient funds.

18.4	The Principal Customer will provide the Bank with its quarterly, semi-annual or annual financial report as the case may be, within four weeks from official publication of such reports. The Principal Customer is obliged to inform the Bank immediately of any material changes to its financial standing or business affairs that may seriously jeopardize its or the Customers’ ability to fulfil its obligations pursuant to this Agreement.

19.	Applicable Law and Jurisdiction

19.1	This Agreement shall be governed by Netherlands law.

19.2	Any and all disputes arising from or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the District Court in Amsterdam, The Netherlands.

IN WITNESS WHEREOF this Agreement has been executed the first date above written.

Bank Mendes Gans N.V.

/s/ R.M. Kors	/s/ M.W.L.P van der Steen
R.M. Kors	M.W.L.P. van der Steen
Executive Vice President	Director

Iberdrola Renovables S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Construcions, S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Acoliki Viotia, S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Aeoliki Evia, S.A.,

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
Signed by: Luis Ybarra Echevarria	Signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Aeoliki, S.A.,

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Aeoliki Kriti, S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Aeoliki Zarakes, S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

Energiaki Alogorachis Anonimi Eteria

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
Signed by: Luis Ybarra Echevarria	Signed by: Javier Julio Pastor Zuazaga
title:	title:

Rokas Iliaki II, Ltd

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

C. Rokas, S.A.

/s/ Luis Ybarra Echevarria	/s/ Javier Julio Pastor Zuazaga
signed by: Luis Ybarra Echevarria	signed by: Javier Julio Pastor Zuazaga
title:	title:

SCHEDULE 1

Operating Manual

SCHEDULE 2

Letter (authorization) from Customer to Local Bank

on Customer letterhead and with a copy to Bank Mendes Gans N.V.

TO: [Name, address of Local Bank]

[date]

Dear [                    ],

To assist us in our international cash management, we are now using a service provided by Bank Mendes Gans N.V., in order to co-ordinate the worldwide reporting of our accounts held with your good bank.

We therefore kindly request that you report our balances and full transaction information through the S.W.I.F.T. network to Bank Mendes Gans N.V., Herengracht 619, 1017 CE Amsterdam, The Netherlands (member of ING Group) for the accounts mentioned in this letter. Please report daily, irrespective of whether or not there has been movement on the accounts.

Reporting to Bank Mendes Gans N.V. has to be done through a S.W.I.F.T. MT940 message to S.W.I.F.T. address BKMGNL2A.

Customer accounts to be reported are the following designated accounts:

Account holder (name)	Account number	Currency

Please commence reporting as soon as possible and advise us when the reporting will begin. If you need any additional information please contact Bank Mendes Gans N.V.

Yours sincerely,
(Customer)

Name:
Title:

Cc: Bank Mendes Gans N.V.

EXHIBIT

ACCESSION AGREEMENT

This Agreement is made this     day of         2009 between:

(1)	, a company incorporated under the laws of , with its registered office and place of business at (the “New Customer”);

(2)	, a company incorporated under the laws of , with its registered office and place of business at (the “Principal Customer”);

and

(3)	Bank Mendes Gans N.V., a company limited by shares incorporated under the laws of The Netherlands, with its registered office and place of business at Herengracht 619,1017 CE Amsterdam, The Netherlands (the “Bank”);

WHEREAS:

(A)	the New Customer forms part of the same group of companies as the Principal Customer and the Customers referred to in the Cash Pooling Agreement dated a copy of which is attached to this Agreement (the “Cash Pooling Agreement”):

(B)	pursuant to Clause 14 of the Cash Pooling Agreement the New Customer wishes to become a party to the Cash Pooling Agreement,

IT IS AGREED AS FOLLOWS:

1.	Terms defined in the Cash Pooling Agreement shall have the same meanings when used in this Agreement.

2.	The New Customer hereby becomes a party to the Cash Pooling Agreement and as from the date of the execution of this Agreement the term Customers shall include the New Customer.

3.	The Principal Customer hereby unconditionally and irrevocably guarantees to and in favor of the Bank the Secured liabilities of the New Customer.

4.	As security for the payment of the Secured Liabilities, the New Customer hereby pledges to the Bank, by way of a first ranking right of pledge any and all present and future claims of the New Customer on the Bank arising under or in connection with the Accounts.

5.	By way of the execution of this Agreement the Bank acknowledges that it has been notified of the pledge made.

6.	The New Customer hereby expressly authorizes accordingly and in the same manner and to the same effect as set out in Clauses 5.3 and 5.4 of the Cash Pooling Agreement, each of the Principal Customer, the Cash Pooling Coordinator and the Bank respectively.

7.	Clause 19 of the Cash Pooling Agreement shall mutatis mutandis apply to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the first date above written.

Bank Mendes Gans N.V.

signed by:	signed by:
title:	title:

(Principal Customer)

signed by:	signed by:
title:	title:

(Customer)

signed by:	signed by:
title:	title: